FIRST AMENDMENT TO THE
                                        MICROAGE, INC.
                                   RETIREMENT SAVINGS PLAN

        Effective July 1, 1988, MicroAge, Inc. (the "Company") established a retirement savings plan for its employees. The plan was most recently amended and restated in its entirety effective as of November 2, 1998 and is known as the MicroAge, Inc. Retirement Savings Plan (the "Plan"). By this instrument, the Company intends to clarify the transfer rules applicable to ESSP Participants and to amend the Plan to waive the last day of the year requirement for a particular group of terminated employees.

        1. The changes made to the Plan by this First Amendment are effective as of the date of its execution.

        2. The First Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect.

        3. Section 4.1(b) of the Plan is hereby amended by restating the first paragraph thereof in its entirety to provide as follows:

                "(b) SPECIAL RULES FOR ESSP PARTICIPANTS. No Participant who is an ESSP Participant shall be allowed to make Elective Deferrals directly to this Plan. Following the end of each Plan Year, however, Elective Deferrals may be made by a direct transfer to the Trustee from the trustee of the ESSP on behalf of each ESSP Participant who is an active Employee on the day such transfer is made to this Plan. The amount of Elective Deferrals transferred to this Plan from the ESSP on behalf of each such Participant shall not exceed the least of (1) the dollar limitation imposed by Section 402(g) of the Code for such year or (2) the maximum amount that may be transferred to this Plan without causing this Plan to violate the ADP limitations described in Section 4.3 for the Plan Year or (3) any other applicable limitation."

        4. Section 4.1(b) of the Plan is hereby amended further by adding the following sentence to the end of subparagraph (3):

        "In the event that an ESSP Participant is not an active Employee on the day that the transfer contemplated by this Section 4.1(b) is made to this Plan, no transfer shall be made on behalf of such ESSP Participant and the "amount available for transfer pursuant to the ESSP" referred to in clause (i) above shall be deemed to be zero."

        5. Section 5.3(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

               "(a)   MATCHING CONTRIBUTIONS.

                      (1) GENERAL RULE. A Participant who is eligible to
               participate in the Matching Contributions feature of the Plan in accordance with Section 3.1 shall be entitled to receive a Matching Contribution for a Plan Year if the Participant made any Elective Deferrals for the Plan Year and the Participant is in the active employ of the Employers on the last day of the Plan Year. If Matching Contributions are made on some basis other than annually (for example, monthly or quarterly), a Participant need only be employed on the last day of the relevant period (for example, the last day of the calendar quarter or month) rather than the last day of the Plan Year.

                      (2) EXCEPTION FOR DEATH, RETIREMENT, DISABILITY.
               Notwithstanding the provisions of subparagraph (1) above, an otherwise eligible Participant who dies, retires on or after his Normal Retirement Date or terminates employment due to a Disability shall be entitled to receive a Matching Contribution (if one is made) for a period regardless of whether the Participant is employed on the last day of the period.

                      (3) EXCEPTION FOR OCTOBER 1999 REDUCTION IN FORCE.
               Notwithstanding the provisions of subparagraph (1) above, an otherwise eligible Participant whose employment was terminated during October 1999 due to a reduction in the Company's workforce shall be entitled to receive a Matching Contribution (if one is made) regardless of whether the Participant was employed on the last day of the Plan Year that ended on October 31, 1999."

        To signify its adoption of this First Amendment, MicroAge, Inc. has caused First Amendment to be executed by its duly authorized officer on this 2nd day of December, 1999.

                                            MICROAGE, INC.


                                            By: /s/ Jeffrey D. McKeever
                                               ----------------------------
                                                   Jeffrey D. McKeever
                                                   Chairman